Exhibit 99.1

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces Quarterly Cash Dividend

DENVER, November 12, 2013 — Guaranty Bancorp (Nasdaq: GBNK), a community bank holding company based in Colorado, today announced that its Board of Directors has declared a quarterly cash dividend of $0.025 per common share. The dividend is payable on November 29, 2013 to stockholders of record as of the close of business on November 22, 2013.

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 27 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The Bank provides banking and other financial services including commercial and industrial, real estate, construction, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The Bank and its subsidiary, Private Capital Management LLC, also provide wealth management services, including private banking, investment management, jumbo mortgage loans and trust services. More information about Guaranty Bancorp can be found at www.gbnk.com.

Contact Information

Christopher G. Treece

E.V.P., Chief Financial Officer & Secretary

Guaranty Bancorp

1331 Seventeenth Street, Suite 345

Denver, CO 80202

303.675.1194